Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement of General Finance Corporation in connection with the registration of 8,625,000 shares of common stock as filed with the SEC on February 25, 2008, of our report dated November 9, 2007 relating to our audits of the consolidated financial statements, appearing in the Prospectus which is part of such Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
February 25, 2008